Exhibit 5.1

               [Dickstein Shapiro Morin & Oshinsky LLP Letterhead]

                                December 19, 2003

Board of Directors
Discovery Laboratories, Inc.
350 South Main Street, Suite 307
Doylestown, PA 18901

                         Discovery Laboratories, Inc.--
                       Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as counsel for Discovery Laboratories, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3, and any amendments or supplements thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"), on December 19, 2003, for the registration under the Securities Act of up to 6,500,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), to be offered by the Company to the public from time to time pursuant to Rule 415 promulgated under the Securities Act as described in the Registration Statement. The Registration Statement provides that the Shares may be offered in such amounts and at such prices, terms and conditions as the Company shall, from time to time, set forth in one or more prospectus supplements (each, a "Prospectus Supplement") to the prospectus contained in the Registration Statement.

            In rendering this opinion, we have relied upon, among other things, our examination of certain records of the Company, including without limitation, the Company's Restated Certificate of Incorporation, the Company's Bylaws and resolutions of the Company's Board of Directors. We have also examined certificates of the Company's officers and of public officials, and have reviewed such questions of law and made such other inquiries, as we have deemed necessary or appropriate for the purpose of rendering this opinion. As to various questions of fact material to this opinion, we have also relied upon representations and warranties of the Company and upon such certificates and other instruments of officers of the Company and public officials furnished to us by the Company, in each case without independent investigation or verification.

            In addition, without any independent investigation or verification, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) the authority of all persons signing any document


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other than the officers of the Company, where applicable, signing in their capacity as such, (iv) the enforceability of all the documents we have reviewed in accordance with their respective terms against the parties thereto and (v) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us.

            Based on and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

            When, if at all, the Shares are authorized for issuance by a resolution of the Company's Board of Directors (the "Authorizing Resolution") and issued pursuant to the Registration Statement as shall be amended and supplemented by the relevant Prospectus Supplement in effect at the time of issuance, subject to the receipt of consideration for each such issuance in accordance with the terms and conditions of the relevant Authorizing Resolution, such Shares shall be duly and validly authorized and issued, fully paid and nonassessable.

            No opinion is expressed herein with respect to any laws other than the General Corporation Law and the Constitution of the State of Delaware. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any new facts that might effect any view expressed herein after the date hereof.

            To the extent it may be relevant to the opinion expressed herein, we have assumed that the Company will have sufficient authorized but unissued shares of Common Stock on the date of issuance of Shares registered pursuant to the Registration Statement.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

            The foregoing opinion is delivered to the Board of Directors of the Company in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose.

            We wish to call your attention to the fact that the fair market value of all securities of the Company that are beneficially owned by attorneys of this Firm exceeds $50,000.

                                      Very truly yours,


                                      /s/ Dickstein Shapiro Morin & Oshinsky LLP


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